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                                                                     EXHIBIT 4.1

     SUPPLEMENTAL INDENTURE No. 4, dated August 1, 2003 (this "Supplemental Indenture"), between BAUSCH & LOMB INCORPORATED, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor Person under the Indenture hereinafter referred to) having its principal office at One Bausch & Lomb Place, Rochester, New York 14604 and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (hereinafter referred to as the "Trustee", which term includes any successor trustee under the Indenture),

                             RECITALS OF THE COMPANY

     The Company and the Trustee have entered into an Indenture, dated September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2 dated July 29, 1998 and Supplemental Indenture No. 3, dated November 21, 2002 (collectively, the "Indenture") providing for the issuance of debt securities, among other things.

     For its lawful corporate purposes, the Company desires to create and authorize a series of 5.90% Senior Notes due 2008 in an aggregate principal amount of Fifty Million Dollars ($50,000,000) and to provide the terms and conditions upon which the Notes (as defined herein) are to be executed, registered, authenticated, issued and delivered. The Company has duly authorized the execution and delivery of this Supplemental Indenture as provided in Article Two and Section 901 of the Indenture.

     The 5.90% Senior Notes due 2008 and the certificates of authentication to be borne by the Notes are to be substantially in the form of the Note, attached as Exhibit A hereto.

     All acts and things necessary to make the 5.90% Senior Notes due 2008, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as set forth in the Indenture as supplemented by this Supplemental Indenture, the valid, binding and legal obligations of the Company, have been done.

                           NOW, THEREFORE, WITNESSETH:

     In order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Notes by the holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

     1. SUPPLEMENTAL INDENTURE. This Supplemental Indenture supplements the Indenture as set forth herein. Except as expressly supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. All capitalized terms not otherwise defined in this Supplemental Indenture shall have the meaning assigned thereto in the Indenture.

     2. CREATION AND AUTHORIZATION OF NOTES. There is hereby created and authorized under the Indenture a series of debt securities in the form of fixed rate promissory notes entitled the "5.90% Senior Notes due 2008." The series of 5.90% Senior Notes due 2008 authorized and to be issued under this Supplemental Indenture is limited to $50,000,000 aggregate principal amount, in substantially the form attached hereto as Exhibit A with such

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changes as may be agreed to by the Company and the Trustee (the "Notes"). The execution of the Notes by the Company and the authentication of the Notes by the Trustee shall be definitive evidence of the approval of any such changes. The Notes shall be issued initially as a Global Security as provided in the Indenture. Notes may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided therein and in Sections 3.04, 3.05 or 3.06 of the Indenture.

     3.   MISCELLANEOUS.

     (a) The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     (b) This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     (c) This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York as provided in
Section 112 of the Indenture.

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     IN WITNESS WHEREOF, Bausch & Lomb Incorporated has caused this Supplemental
Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested, and Trustee has caused this Supplemental Indenture to be signed and delivered and its corporate seal to be fixed hereunto and the same to be attested, all as of the day and year first written above.

                                       BAUSCH & LOMB INCORPORATED


                                       By:
                                          -----------------------------------
                                          Name: Alan H. Resnick
                                          Title: Vice President and Treasurer

[CORPORATE SEAL]
ATTEST:


By:
   ------------------------------
   Name: Jean F. Geisel
   Title: Secretary


                                       CITIBANK, N.A., AS TRUSTEE


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

[CORPORATE SEAL]
ATTEST:


   ------------------------------
   Name:
   Title:

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                                 [FACE OF NOTE]                     EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

CUSIP NO.:                             PRINCIPAL AMOUNT: $50,000,000
REGISTERED NO.


                           BAUSCH & LOMB INCORPORATED
                           5.90% SENIOR NOTE DUE 2008

INTEREST RATE PER ANNUM: From and      MATURITY DATE: August 1, 2008.          ISSUE PRICE: 99.983% (as a
including August 1, 2003 to the                                                percentage of principal amount)
Maturity Date, 5.90%.

INTEREST PAYMENT DATES:                REDEMPTION BY THE COMPANY: The Notes
February 1 and August 1 of each        are subject to redemption by the
year, commencing February 1, 2004.     Company prior to maturity as
                                       described on the reverse of this Note.

                                       DEPOSITARY: The Depository Trust
                                       Company

     Bausch & Lomb Incorporated, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of U.S. $50,000,000 on the Maturity Date, and to pay interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, semi-annually on each Interest Payment Date as set forth above from and including the immediately preceding Interest Payment Date in respect of

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which interest has been paid or duly made available for payment to but excluding the applicable Interest Payment Date or Maturity Date, as the case may be.

     The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Security is registered at the close of business on the fifteenth calendar day next preceding such Interest Payment Date (each such date a "Record Date").

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at that time of payment is a legal tender for payment of public and private debts. So long as this instrument is registered in the name of Cede & Co., payments of interest hereon shall be made in immediately available funds; otherwise payment of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Security register.

     Additional provisions of this Security are contained on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to herein below.

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     IN WITNESS WHEREOF, BAUSCH & LOMB INCORPORATED has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: August 1, 2003

                                       BAUSCH & LOMB INCORPORATED


                                       By:
                                          ---------------------------
                                       Name: Alan H. Resnick
                                       Title: Vice President and Treasurer


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities
of the series designated 5.90%
Senior Notes due 2008 as
described in the
within-mentioned Indenture.


CITIBANK, N.A.
 as Trustee

By:
   ------------------------
     Authorized Officer

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                                (REVERSE OF NOTE)
                           BAUSCH & LOMB INCORPORATED
                           5.90% SENIOR NOTE DUE 2008

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2 dated July 29, 1998, Supplemental Indenture No. 3, dated November 21, 2002 and Supplemental Indenture No. 4, dated August 1, 2003 (collectively, the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $50,000,000.

     All or a portion of the Securities may be redeemed at our option at any time or from time to time upon not less than 30 days' notice by mail. The Redemption Price for the Securities to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

 - 100% of the principal amount of the Securities being redeemed on the Redemption Date; or

 - the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis at the Treasury Rate (as defined below), plus 50 basis points, as determined by the Reference Treasury Dealer (as defined below),

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plus, in each case, accrued and unpaid interest on the Securities to the
Redemption Date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the record date immediately preceding the Interest Payment Date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Company will mail notice of any redemption at least 30 days, but not more than 60 days, before the Redemption Date to each Holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities call for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

     "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc. or its affiliates which are the Primary Treasury Dealer, and its successors; provided, however, that if Salomon Smith Barney Inc. shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee after consultation with the Company.

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     "Reference Treasury Dealer Quotation" means, with respect to each Reference
Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

     On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest. On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by lot by the Depository Trust Company, in the case of Securities represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Securities that are not represented by a Global Security.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     This Security is a Global Security and, as provided in Section 305 of the Indenture shall only be exchangeable pursuant to such Section 305 or Sections 304, 906 and 1107 of the Indenture for Securities registered in the name of, and no transfer of this Security may be registered to, any Person other than the Depositary for such Security or its nominee unless: (1) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Security or (B) ceases to be a clearing agency registered under the Exchange Act; (2) the Company executes and delivers to the Trustee a Company Order that this Security shall be so exchangeable and the transfer thereof so registerable; or (3) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by this Security. Upon the occurrence in respect of this Security of any series of any one or more of the conditions specified in clauses (1), (2) or (3) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 of the Indenture, this Security may be exchanged for Securities registered in the names of, and the transfer of this Security may be registered to, such Persons, (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary shall direct. Notwithstanding any other provisions of the Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Security shall also be a Global Security and shall bear the legend specified in Section 205 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, this Security pursuant to the preceding sentence.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are not subject to a sinking fund and are not redeemable at the option of the Holders.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.